Exhibit (L)

2000 PENNSYLVANIA AVE., NW WASHINGTON, D.C. 20006-1888 TELEPHONE: 202.887.1500 FACSIMILE: 202.887.0763 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,

LOS ANGELES, PALO ALTO,

SACRAMENTO, SAN DIEGO,

DENVER, NORTHERN VIRGINIA,

WASHINGTON, D.C.

TOKYO, LONDON, BERLIN, BRUSSELS,

BEIJING, SHANGHAI, HONG KONG,

SINGAPORE

April 16, 2015

Fidus Investment Corporation

Suite 1005

1620 Orrington Avenue

Evanston, Illinois 60201

Re:	Registration Statement on Form N-2 (File No. 333-202531)

Ladies and Gentlemen:

We have acted as counsel to Fidus Investment Corporation, a Maryland corporation (the “Company”), in connection with its preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of an indeterminate amount of the following securities having an aggregate initial offering price of up to $300,000,000 (collectively, the “Securities”): (a) shares of common stock, par value $0.001 per share (the “Common Stock”); (b) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”); (c) subscription rights to purchase Common Stock (the “Rights”); (d) debt securities (the “Debt Securities”); and (e) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”).

The Securities being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act in amounts, at prices, and on terms to be set forth in one or more supplements to the final prospectus (the “Prospectus”) included in the Registration Statement at the time it becomes effective.

The Rights are to be issued from time to time pursuant to one or more rights agreements (each, a “Rights Agreement”) to be entered into by the Company and the purchasers thereof or a rights agent to be identified in the applicable Rights Agreement.

The Debt Securities are to be issued from time to time pursuant to an indenture (the “Indenture”), to be entered into by the Company and a trustee to be identified in the Indenture.

The Warrants are to be issued from time to time pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and the purchasers thereof or a warrant agent to be identified in the applicable Warrant Agreement.

Fidus Investment Corporation

April 16, 2015

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement, substantially in the form in which it was transmitted to the Commission.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

We have also assumed the effectiveness of the Registration Statement under the Securities Act before any Securities are sold pursuant thereto.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)	the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)	limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iii)	our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

(1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(2) With respect to any shares of Common Stock to be offered pursuant to the Registration Statement, when (i) the Common Stock has been authorized, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (ii) the Common Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Warrants) will be validly issued, fully paid and nonassessable.

Fidus Investment Corporation

April 16, 2015

(3) With respect to any shares of Preferred Stock to be offered pursuant to the Registration Statement, when (i) the applicable certificate of designation has been duly authorized and executed by the Company and filed with and accepted for recording by the State Department of Assessments and Taxation of Maryland, (ii) the Preferred Stock has been authorized, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the Preferred Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Warrants) will be validly issued, fully paid and nonassessable.

(4) When (i) the Rights Agreement has been duly authorized and validly executed and delivered by the Company and each party thereto, (ii) the terms of the Rights to be issued under the applicable Rights Agreement and of their issuance and sale have been established in accordance with the Rights Agreement, and (iii) the Rights have been issued and sold as contemplated in the Registration Statement and executed and authenticated and delivered in accordance with the applicable Rights Agreement, the Rights will constitute legal, valid, binding and enforceable obligations of the Company. The Rights covered by the opinion in this paragraph include any Rights that may be issued as part of a unit or upon exercise or otherwise pursuant to the terms of any other Securities.

(5) When the Indenture has been duly authorized, executed and delivered by each of the Company and the trustee in accordance with the terms of the Indenture, and when (i) the Debt Securities to be issued under the Indenture have been duly authorized, (ii) the terms of the Debt Securities to be issued under the Indenture and of their issuance and sale have been duly established in conformity with the Indenture, (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and (iv) the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Debt Securities will be legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

(6) When (i) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and each party thereto, (ii) the terms of the Warrants to be issued under the applicable Warrant Agreement and of their issuance and sale have been established in accordance with the Warrant Agreement, and (iii) the Warrants have been issued and sold as contemplated in the Registration Statement and executed and authenticated and delivered in accordance with the applicable Warrant Agreement, the Warrants will constitute legal, valid, binding and enforceable obligations of the Company. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of a unit or upon exercise or otherwise pursuant to the terms of any other Securities.

Fidus Investment Corporation

April 16, 2015

This opinion letter is limited to the effect of the Maryland General Corporation Law, and as to the Debt Securities, the Warrants and the Rights constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of the State of Maryland or the laws of any other jurisdictions.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit L to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP